EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 9, 2006, except for Note J dated July 17, 2006 which accompanies the financial statements of The Forsythe Group, which are included in this Form SB-2 registration statement.  We consent to the inclusion in the registration statement of the aforementioned reports.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Traci J. Anderson

Traci J. Anderson,

Certified Public Accountant

Huntersville, North Carolina

October 26, 2006

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